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                                                                    EXHIBIT 4(E)



______________________________________________________________________________



                              NEVADA POWER COMPANY
    (formerly DESERT Merger Sub, Inc., as successor to Nevada Power Company)

                                       to

                      IBJ WHITEHALL BANK & TRUST COMPANY,

                                   as Trustee



                          SUPPLEMENTAL INDENTURE NO. 1
                            AND ASSUMPTION AGREEMENT



                            Dated as of June 1, 1999



                                  $72,164,950
       7 3/4% Junior Subordinated Deferrable Interest Debentures Due 2038



______________________________________________________________________________

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                          SUPPLEMENTAL INDENTURE NO. 1
                            AND ASSUMPTION AGREEMENT

          SUPPLEMENTAL INDENTURE No. 1 AND ASSUMPTION AGREEMENT, dated as of June 1, 1999, between Nevada Power Company, a Nevada corporation formerly known as Desert Merger Sub, Inc., as successor to Nevada Power Company (the "Company"), and IBJ Whitehall Bank & Trust Company, as successor to IBJ Schroder Bank & Trust Company, a New York banking corporation, as Trustee (the "Trustee").

                                    RECITALS
                                    --------

          WHEREAS, Nevada Power Company (the "Merged Company") has heretofore executed and delivered to the Trustee an Indenture, dated as of October 1, 1998 (the "Indenture"), providing for the issuance from time to time of series of the Company's Debentures; and

          WHEREAS, in connection with the issuance of the Debentures by the Merged Company, the Merged Company also entered into the following agreements and executed the following instruments:

          (1)   the Indenture;

          (2)   the Debentures;

          (3) Amended and Restated Declaration of Trust dated as of October 1, 1998, among the Merged Company, the Trustee, Delaware Trust Capital Management, Inc., the Administrative Trustees named therein and the holders of undivided beneficial interests in NVP Capital III;

          (4) Preferred Securities Guarantee Agreement dated as of October 1, 1998 between the Merged Company and the Trustee; and

          (5) Common Securities Agreement dated as of October 1, 1998 by the Merged Company.

Each of the foregoing agreements or instruments being referred to herein collectively as the "Nevada Power Obligations".


     WHEREAS, on April 29, 1998, the Merged Company entered into a Merger Agreement with Sierra Pacific Resources, a Nevada utility holding company, pursuant to which DESERT Merger Sub, Inc., a wholly owned subsidiary of Sierra Pacific Resources, merged with the Merged Company with DESERT Merger Sub, Inc. being the surviving corporation which surviving corporation then changed its name to Nevada Power Company; and

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     WHEREAS, Section 701 of the Indenture provides that the Merged Company shall not merge into any other Person (as defined in the Indenture) and that no Person shall consolidate with or merge into the Merged Company unless:

          (1) the Person formed by such consolidation or into which the Company is merged is a corporation, partnership, limited liability company or trust, is be organized and validly existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Debentures and the performance or observance of every covenant of the Indenture on the part of the Company to be performed or observed;

          (2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company as a result of such transaction as having been incurred by the Company at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

          (3) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

     WHEREAS, Section 801(2) of the Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Indenture to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company in the Indenture and in the Debentures contained; and

     WHEREAS, the Company, as the surviving entity of the merger, has determined to enter into this Agreement for purposes of complying with said provision of
Section 801 of the Indenture in accordance with the provisions of Article Eight of the Indenture.


                                   ARTICLE 1

                       RELATION TO INDENTURE; DEFINITIONS

     Section 1.1. This Supplemental Indenture No. 1 constitutes an integral part of the Indenture.

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     Section 1.2.  For all purposes of this Supplemental Indenture No. 1:

          (1) Capitalized terms used herein without definition shall have the meanings specified in the Indenture;

          (2) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 1; and

          (3) The terms "herein", "hereof", "hereunder" and other words of similar import refer to this Supplemental Indenture No. 1.


                                   ARTICLE 2

                 REPRESENTATIONS AND ASSUMPTION OF OBLIGATIONS

     Section 2.1. The Company hereby represents that: (a) it is a corporation duly organized and existing under the laws of the State of Nevada; and (b) there has not been an Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default.

     Section 2.2. The Company hereby expressly assumes the due punctual payment of the principal of (and premium, if any) and interest (including any Additional Interest) on all the Debentures and the performance of every covenant of the Indenture and all other Nevada Power Obligations.



                                   ARTICLE 3

                            Miscellaneous Provisions

     Section 3.1. The Indenture, as supplemented and amended by this Supplemental Indenture No. 1, is in all respects hereby adopted, ratified and confirmed.

     Section 3.2. This Supplemental Indenture No. 1 may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

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     Section 3.3.  THIS SUPPLEMENTAL INDENTURE NO. 1 AND EACH SECURITY SHALL BE
DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 1 to be duly executed, as of the day and year first written above.

                                        NEVADA POWER COMPANY


                                        By:
                                           William E. Peterson
                                           Senior Vice President
                                           and General Counsel
Attest: _______________________
        Secretary


                                        IBJ WHITEHALL BANK & TRUST COMPANY, as
                                        Trustee


                                        By: ___________________________________
                                        Name:
                                        Title:

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